UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 22, 2009

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Nuvelo, Inc.

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreement

Background

On January 27 2009, Nuvelo, Inc. (“Nuvelo”) completed its business combination with ARCA biopharma, Inc. (“ABI”) in accordance with the terms of that Agreement and Plan of Merger and Reorganization, dated September 24, 2008, by and among Nuvelo, Dawn Acquisition Sub, Inc., a wholly-owned subsidiary of Nuvelo (“Merger Sub”), and ABI, which the parties amended on October 28, 2008 (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into ABI, with ABI continuing after the merger as the surviving corporation and a wholly owned subsidiary of Nuvelo. Immediately following the merger, ABI changed its name to ARCA biopharma Colorado, Inc. and Nuvelo changed its name to ARCA biopharma, Inc. (“ARCA”). Unless the context otherwise requires, all references herein to “ARCA” refer to ARCA and its wholly owned subsidiaries following the completion of the merger and the name change, all references to “Nuvelo” refer to Nuvelo prior to the completion of the merger and the name change, and all references to “ABI” refer to ABI prior to the completion of the merger and its name change.

As a result of the merger:

•	each share of ABI’s series A preferred stock automatically converted into 1 share of ABI’s common stock;

•	each share of ABI’s series B-1 preferred stock automatically converted into 1.219875 shares of ABI’s common stock;

•	each share of ABI’s series B-2 preferred stock automatically converted into 1.6265 shares of ABI’s common stock; and

•

each share of ABI’s common stock, including each share issuable upon conversion of ABI series A, series B-1 and series B-2 preferred stock in accordance with the ratios described above, was converted into the right to receive 0.16698070 shares of ARCA common stock.

Each option and warrant to purchase ABI capital stock outstanding at the effective time of the merger was assumed by ARCA at the effective time of the merger. Each such option or warrant became an option or warrant, as applicable, to acquire that number of shares of ARCA common stock equal to the product obtained by multiplying the number of shares of ABI capital stock subject to such option or warrant by 0.16698070, rounded down to the nearest whole share of ARCA common stock. Following the merger, each such option or warrant has a purchase price per share of ARCA common stock equal to the quotient obtained by dividing the per share purchase price of ABI capital stock subject to such option or warrant by 0.16698070, rounded up to the nearest whole cent.

As of immediately following the effective time of the merger, former ABI stockholders owned approximately 67% of the outstanding common stock of ARCA, and Nuvelo stockholders owned approximately 33% of the outstanding common stock of ARCA, after giving effect to the issuance of shares pursuant to ABI’s outstanding options and warrants prior to the merger, primarily on a treasury method basis, without giving effect to the issuance of stock pursuant to Nuvelo’s outstanding options and warrants. Options exercisable for a total of 4,328,443 shares of ABI common stock (equivalent to a total of 722,686 shares of ARCA common stock), warrants exercisable for a total of 1,075,933 shares of ABI common stock (equivalent to a total of 179,657 shares of ARCA common stock) and warrants exercisable for a total of 56,382 shares of ABI preferred stock (equivalent to a total of 13,154 shares of ARCA common stock) were assumed by ARCA in connection with the merger.

Following the completion of the merger, starting January 28, 2009, ARCA’s common stock began trading on the Nasdaq Global Market under the symbol “ABIO”. As of January 27, 2009, immediately following the consummation of the merger, there were approximately 7.55 million shares of ARCA common stock issued and outstanding. The full text of the Merger Agreement, including the amendment, as well as ARCA’s press releases dated January 27, 2009, and January 28, 2009 announcing, respectively, the completion of the merger and the commencement of

ARCA’s common stock trading on the Nasdaq Global Market under the symbol “ABIO” are attached hereto as Exhibits 2.1, 2.2, 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Material ABI Agreements

Following the completion of the merger, the following material ABI agreements and arrangements became material agreements and arrangements of ARCA:

Note and Warrant Purchase Agreement

On September 24, 2008, ABI entered into a Note and Warrant Purchase Agreement, as amended on October 10, 2008, with certain holders of ABI’s then outstanding preferred stock pursuant to which ABI sold, for an aggregate consideration of $8.75 million, its 6% Convertible Promissory Notes due March 31, 2009 (the “Notes”) and warrants (the “Warrants”) to purchase a number of shares of ABI’s common stock as determined pursuant to the Warrants. At the effective time of the merger, the outstanding principal amount and accrued interest on the Notes converted into 5,226,927 shares of ABI common stock, which, as a result of the merger, represent the right to receive an aggregate of 872,792 shares of ARCA common stock. Each Warrant outstanding at the effective time of the merger was assumed by ARCA at the effective time of the merger. Following the merger, the Warrants will have an exercise price equal to $9.7406 per share and will be exercisable for an aggregate of 179,657 shares of ARCA common stock.

Lease

On February 8, 2008, ABI entered into a five-year lease for approximately 15,000 square feet of commercial space at 8001 Arista Place in Broomfield, Colorado for approximately $20,000 per month for the first three years and $21,000 per month for years four and five. The space is used as ARCA’s headquarters and main corporate office. The lease contains rights of first refusal over approximately 8,400 square feet of contiguous space on the second floor of the building, rights of first offer to lease 100% of the 8181 Arista Place building with the exception of first floor retail space, and an option to extend the lease for two additional three year renewal terms at an agreed upon market rate.

License and Sublicense Agreement with CPEC, L.L.C.

On October 28, 2003, ABI entered into a License and Sublicense Agreement, as amended on February 22, 2006, under which ABI licensed from CPEC, L.L.C. (“CPEC”) and Bristol Myers Squibb (“BMS”), the exclusive rights to ABI’s lead investigational compound, Gencaro, for all therapeutic and diagnostic uses in any country until the termination of ARCA’s royalty obligations in such country. Gencaro, including the trade name, is currently under review by the United States Food and Drug Administration and is not approved. ABI is obligated to use commercially reasonable efforts to develop and commercialize Gencaro, including obtaining regulatory approvals. CPEC, ARCA and BMS have the right to terminate the license if, among other conditions, the other party materially breaches its obligations under the license agreement and fails to cure any such breach within the terms of the license. ABI has the obligation to make milestone payments of up to $13.0 million in the aggregate upon regulatory approval in the U.S., Europe and Japan, and to pay royalties based on a percentage of annual sales of Gencaro in any jurisdiction worldwide.

Diagnostic Collaboration and Option Agreement with CardioDx, Inc.

On June 23, 2006, ABI entered into a Diagnostic Collaboration and Option Agreement, as amended October 1, 2007, with CardioDx, Inc. (“CardioDx”). Under the agreement, CardioDx granted ABI a nonexclusive, royalty bearing license for diagnostic rights to key genetic markers that are relevant for prescribing Gencaro. The term of the agreement extends to the latest expiring patent underlying the diagnostic rights. The license permits ABI to sublicense its rights under certain conditions, and in February 2007, ABI sublicensed its rights and transferred its royalty and other fee obligations to Laboratory Corporation of America (“LabCorp”).

Development, Commercialization and Licensing Agreement with Laboratory Corporation of America Holdings, Inc.

On February 1, 2007, ABI entered into a commercialization and marketing agreement with LabCorp, as amended May 14, 2007 and June 10, 2008, to develop, make, market and sell diagnostic tests (the “Gencaro Test”). The Gencaro Test is currently under review by the United States Food and Drug Administration and is not approved. Under the agreement, LabCorp is responsible for determining the appropriate regulatory pathway for the Gencaro Test and obtaining market clearance or approval from the FDA. Under the agreement, ABI granted to LabCorp an exclusive license to its diagnostic rights under the CardioDx agreement and the Company’s diagnostic rights associated with Gencaro. The license agreement has a term of 10 years. The sublicense transferred to LabCorp the royalty and all other fee obligations arising from the CardioDx agreement. Royalty payments will be made directly to CardioDx by LabCorp. If LabCorp does not fulfill its royalty payment and other fee obligations, ABI is responsible for the payments. In addition, ABI granted to LabCorp 100,000 shares of ABI common stock, which as a result of the merger, represent the right to acquire 16,698 shares of ARCA common stock. The shares are subject to a restricted stock agreement in which shares vest upon the attainment of certain regulatory approval and drug product sales milestones.

Manufacturing Agreement with Patheon, Inc.

On September 11, 2006, ABI entered into an agreement with Patheon to manufacture Gencaro in tablet form for feasibility and registration manufacturing and validation purposes. The agreement provides that Gencaro is to be produced by Patheon utilizing standard solid oral dosage processing techniques. Six separate dosage strengths are manufactured. The agreement with Patheon, Inc. will terminate upon completion of the validation process.

Exclusive License Agreement with the Regents of the University of Colorado

On October 14, 2005, ABI entered into an Exclusive License Agreement with the University of Colorado’s License Equity Holdings, Inc. (“ULEHI”), as amended June 23, 2006, July 20, 2006, July 19, 2007, and August 22, 2007, whereby ULEHI licensed to ABI patent applications covering use of Gencaro therapy and various options to license future inventions and targets, among other intellectual property, and ABI agreed to issue stock to ULEHI (as described below) and to make certain payments beginning in 2006. A portion of the license revenue received by ULEHI is allocated to the research laboratory of Dr. Michael R. Bristow, ARCA’s chief science officer and chairman of the board of directors. The agreement extends through the expiration for the last to expire of any patents embodying the licensed products and processes.

In connection with the licensing arrangement, ABI issued to ULEHI at total of 302,785 shares of ABI common stock, which as a result of the merger, represent the right to acquire 50,555 shares of ARCA common stock. Pursuant to an anti-dilution provision agreed to as part of the licensing transaction, ABI had issued 69,882 shares, 142,903 shares, and 0 shares in 2007, 2006, 2005, respectively, and 212,785 shares from inception through December 31, 2007. This anti-dilution provision was fully satisfied in May 2007.

Loan and Security Agreement

ABI entered into a Loan and Security Agreement dated July 17, 2007, as amended January 21, 2009, with Silicon Valley Bank (“SVB”) under which SVB provided ABI a growth capital facility of up to $4.0 million dollars, to be used solely for working capital and to fund ABI’s general business requirements. As of January 27, 2009, $3.8 million aggregate principal amount was outstanding under the SVB credit facility.

No additional drawings are permitted under the credit facility. The credit facility matures on March 23, 2009 and is not subject to any prepayment penalties. All borrowings under this agreement bear interest at a floating per annum rate equal to SVB’s prime rate. As of January 27, 2009, SVB’s prime rate was 4.0%.

In connection with the loan and security agreement, ABI issued to SVB warrants to purchase 31,790 shares of ABI’s series B-1 preferred stock at $2.43975 per share and 24,592 shares of ABI’s series B-2 preferred stock at $3.253 per share (collectively, the “SVB Warrants”). As a result of the merger, ARCA assumed the SVB Warrants, which following the merger will have an exercise price equal to $14.61 and $19.48 per share, respectively, and will be exercisable for an aggregate of 13,154 shares of ARCA common stock.

The agreement contains customary affirmative and negative covenants including, without limitation, (i) covenants requiring ABI to comply with applicable laws, provide to SVB copies of ARCA’s financial statements, maintain appropriate levels of insurance, protect, defend and maintain the validity and enforceability of ABI’s material intellectual property, and (ii) covenants restricting ABI’s ability to dispose of all or substantially all of its assets, engage in other lines of business, change its senior management, enter into transactions constituting a change of control, assume additional indebtedness, incur liens on its assets, among other covenants. ABI’s obligations under the credit facilities are secured by all of ABI’s assets.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 under the section entitled “Background” of this Current Report on Form 8-K is incorporated herein by reference. The full text of the Merger Agreement, including the amendment, as well as ARCA’s press releases dated January 27, 2009, and January 28, 2009 announcing, respectively, the completion of the merger and the commencement of ARCA’s common stock trading on the Nasdaq Global Market under the symbol “ABIO” are attached hereto as Exhibits 2.1, 2.2, 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above, under the title “Material ABI Agreements – Loan and Security Agreement” with respect to the SVB loan is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

Bylaw Amendment, Reverse Stock Split Amendment and Name Change

On January 23, 2009, the board of directors of Nuvelo approved an amendment to Nuvelo’s amended and restated bylaws to increase the maximum number of directors that may constitute the entire board of directors of Nuvelo from nine to 10 directors (the “Bylaw Amendment”).

On January 23, 2009, the stockholders of Nuvelo approved an amendment to Nuvelo’s amended and restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of Nuvelo’s common stock whereby a number of outstanding shares of Nuvelo’s common stock between and including 1 and 50, such number consisting only of whole shares, would be combined into one share of Nuvelo’s common stock, with this exact number (the “Split Ratio”) within the range to be determined by Nuvelo’s board of directors. That same day, following stockholder approval of the reverse stock split amendment, Nuvelo’s board of directors acted to set the Split Ratio at 20 for one so that every 20 shares of Nuvelo common stock outstanding immediately prior to the effective time of the merger represent one share of Nuvelo common stock, and adopted an amendment to Nuvelo’s amended and restated certificate of incorporation to effect the reverse stock split in accordance with the Split Ratio (the “Reverse Stock Split Amendment”). The Reverse Stock Split Amendment became effective after the close of markets on January 27, 2009 and the common stock of Nuvelo (now known as ARCA) began trading on the Nasdaq Global Market on a post-reverse-split basis on January 28, 2009 under the new symbol “ABIO”.

On January 27, 2009, immediately following the effective time of the merger, the board of directors of ARCA approved a merger with ARCA’s wholly-owned subsidiary, ARCA Merger, Inc., pursuant to which ARCA Merger, Inc. was merged with and into ARCA, and ARCA changed its name from Nuvelo, Inc. to ARCA biopharma, Inc. (such change in name, the “Name Change”).

The Bylaw Amendment, the Reverse Stock Split Amendment and the certificate of ownership and merger that, once filed with the Delaware Secretary of State effectuated the Name Change are attached as Exhibits 3.1, 3.2 and 3.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Stock Certificate

On January 27, 2009, ARCA’s board of directors adopted a new form of stock certificate representing ARCA’s common stock after the effective time of the reverse stock split and merger. The form of stock certificate is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01.	Change in Control of Registrant

The information set forth in Item 1.01 under the section entitled “Background” of this Current Report on Form 8-K is incorporated herein by reference. The full text of the Merger Agreement, including the amendment, as well as ARCA’s press releases dated January 27, 2009, and January 28, 2009 announcing, respectively, the completion of the merger and the commencement of ARCA’s common stock trading on the Nasdaq Global Market under the symbol “ABIO” are attached hereto as Exhibits 2.1, 2.2, 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the terms of the Merger Agreement, effective as of the effective time of the merger, James R. Gavin, III, M.D., Ph.D. resigned from Nuvelo’s board of directors and compensation committee, Mark L. Perry resigned from Nuvelo’s board of directors, audit committee and compensation committee, and Kimberly Popovits resigned from Nuvelo’s board of directors and compensation committee, Ted W. Love, M.D. resigned from his position as Nuvelo’s chairman and chief executive officer, and Lee Bendekgey resigned from his position as Nuvelo’s general counsel. These resignations were provided to Nuvelo beginning January 22, 2009. Mr. Bendekgey will remain with ARCA as its chief financial officer and treasurer on a transitional basis. Ted W. Love, M.D., Burton E. Sobel, M.D. and Mary K. Pendergast did not resign from Nuvelo’s board of directors and will remain members of ARCA’s board of directors following the merger.

In addition, pursuant to the terms of the Merger Agreement, effective as of the effective time of the merger, the following individuals were elected to ARCA’s board of directors: John-Francois Formela, M.D., J. William Freytag, Ph.D., John L. Zabriskie, Ph.D., David G. Lowe, Ph.D., Linda Grais, M.D., Richard B. Brewer and Michael R. Bristow, M.D., Ph.D. Dr. Love, Dr. Sobel, Dr. Freytag and Dr. Formela have been elected as Class I directors, whose terms expire at the 2009 annual meeting of

ARCA’s stockholders, Dr. Zabriskie, Dr. Lowe and Dr. Grais have been elected as Class II directors, whose terms expire at the 2010 annual meeting of ARCA’s stockholders and Ms. Pendergast, Dr. Bristow and Mr. Brewer have been elected as Class III directors, whose terms expire at the 2011 annual meeting of ARCA’s stockholders.

In addition, effective as of the effective time of the merger, the compensation committee of ARCA’s board of directors will be comprised of Dr. Freytag, as the chairperson, Dr. Formela and Dr. Grais, the audit committee of ARCA’s board of directors will be comprised of Dr. Zabriskie, as the chairperson, Dr. Sobel and Ms. Pendergast, and the nominating and corporate governance committee of ARCA’s board of directors will be comprised of Ms. Pendergast, as the chairperson, Dr. Lowe and Dr. Grais.

Finally, pursuant to the terms of the Merger Agreement, effective as of the effective time of the merger, Richard B. Brewer was appointed president and chief executive officer of ARCA, Michael R. Bristow, M.D., Ph.D. was appointed chairman of the board and chief science and medical officer, Christopher D. Ozeroff was appointed executive vice president of business development, general counsel and secretary and Randall St. Laurent was appointed executive vice president of commercial operations.

The following is a brief biographical summary for each of Messrs. Brewer, Bristow, Ozeroff, and St. Laurent:

Richard B. Brewer, 57. Mr. Brewer joined ABI in November 2006. From January 2003 until he joined ABI, Mr. Brewer was managing partner of Crest Asset Management, where he provided guidance to and invested in biotechnology opportunities. Before that, Mr. Brewer was president and CEO of Scios, Inc., a Johnson & Johnson company. Before Scios, Mr. Brewer served as chief operating officer of Heartport, a cardiovascular device company developing minimally invasive approaches to major heart surgery. Prior to that, he spent over a decade at Genentech in various management positions, including senior vice president of sales and marketing and senior vice president of Genentech Europe and Canada. Mr. Brewer holds a B.S. from Virginia Polytechnic Institute and an M.B.A. from Northwestern University.

Michael R. Bristow, M.D., Ph.D., 64. Dr. Bristow joined ABI as one of ABI’s founders in September 2004, and served as chairman and chief executive officer of ABI until he was appointed to the position of chief science and medical officer in November 2006. Dr. Bristow is a professor of medicine and the former head of cardiology at the University of Colorado Health Sciences Center, where he has been since October 1991. Dr. Bristow was one of the founders of Myogen, Inc. and served as Myogen’s chief science and medical officer from October 1996 to February 2006 and as a scientific advisor to Myogen from February 2006 until the acquisition of Myogen by Gilead Sciences, Inc. in November 2006.

Christopher D. Ozeroff, 49. Mr. Ozeroff was a co-founder of ABI in September 2004 and has been its executive vice president of business development and general counsel since that date. From August 1999, Mr. Ozeroff was previously a partner with the law firm of Hogan & Hartson L.L.P., where he practiced in such areas as finance, acquisitions, public offerings and licensing. Mr. Ozeroff completed his undergraduate degree at Stanford University, and his law degree at the University of Chicago Law School.

Randall St. Laurent, 48. Mr. St. Laurent joined ABI in January 2008. From March 2001 until he joined ABI, Mr. St. Laurent was employed by Scios, Inc., first as the vice president of sales and marketing and later as the vice president of commercial development. From September 1999 until March 2001, Mr. St. Laurent was an executive sales director at Transkaryotic Therapies in Cambridge, Massachusetts. Mr. St. Laurent received a B.A. with a major in marketing from the Ohio State University.

Employment Agreement with Richard B. Brewer

Richard B. Brewer is employed as ARCA’s president and chief executive officer under an Employment and Retention Agreement with ABI dated November 2, 2006 that was amended and restated as of July 7, 2008 and that was assumed by ARCA in connection with the closing of the merger. Under his employment agreement, Mr. Brewer is entitled to receive an annual base salary of $300,000, subject to annual increases if approved by ARCA’s board of directors and is eligible to receive an annual bonus as determined by the board of directors in its sole discretion. Mr. Brewer is permitted to serve on a maximum of four outside corporate boards of directors, so long as such service does not interfere with his duties as president and chief executive officer.

If ARCA terminates Mr. Brewer’s employment without “cause,” or if Mr. Brewer terminates his employment with “good reason” (as these terms are defined in his employment agreement), ARCA has agreed to pay Mr. Brewer a severance payment equivalent to (i) 12 months of his base salary and (ii) a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the board of directors payable to him for the fiscal year in which his employment terminated, to be paid at the same time that the incentive bonus would have been paid had the termination not occurred. ARCA may elect to pay Mr. Brewer additional severance equal to up to 12 months’ of his base salary, which additional payments would extend Mr. Brewer’s obligations under his Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. Severance payments may be made by ARCA on a monthly basis or, at ARCA’s election, in a lump sum. The severance payment is conditioned on the execution by Mr. Brewer of a legal release in a form acceptable to ARCA. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud or other illegal or dishonest conduct, any of which are considered to be materially harmful to ARCA; refusal, unwillingness, failure or inability to perform material job duties or habitual absenteeism; or violation of fiduciary duty, violation of any duty of loyalty or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with ARCA. “Good reason” includes a decrease in current base salary, with certain exceptions; change in title or reporting relationship; failure of ARCA’s stockholders to elect Mr. Brewer to the board of directors; a move of ARCA’s headquarters to a location greater than 60 miles from Denver, Colorado; resignation within 90 days of a corporate transaction; or ARCA’s unilateral decision to significantly and detrimentally reduce Mr. Brewer’s job responsibilities.

Employment Agreement with Dr. Michael R. Bristow

Dr. Michael R. Bristow, M.D., Ph.D. serves as ARCA’s chief science and medical officer under an Employment and Retention Agreement that was amended and restated as of June 4, 2008 and that was assumed by ARCA in connection with the closing of the merger. Dr. Bristow is permitted to continue his academic work for the University of Colorado Health Sciences Center and for the Cardiovascular Institute, so long as it does not interfere with his duties as chairman and chief science and medical officer.

Under his employment agreement, Dr. Bristow is entitled to receive an annual base salary of $250,000, subject to further annual increases if approved by ARCA’s board of directors (or ARCA’s compensation committee) and is eligible to receive an annual bonus as determined by the board of directors (or ARCA’s compensation committee) in its sole discretion.

If ARCA terminates Dr. Bristow’s employment without “cause,” or if Dr. Bristow terminates his employment with “good reason” (as these terms are defined in his employment agreement), ARCA has agreed to pay Dr. Bristow a severance payment equivalent to (i) 12 months of his base salary, (ii) a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the board of directors payable to him for the fiscal year in which his employment terminated to be paid at the same time that such incentive bonus would have been paid had the termination not occurred, and (iii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 12 months, whether he elects or is eligible to receive COBRA (provided, that even if he does not elect or is not eligible to receive COBRA, he will receive the equivalent of such out-of-pocket expenses paid by him not to exceed the costs that the benefits would equal under COBRA if he were so eligible). In addition, ARCA may elect in its sole discretion, to pay additional severance equal to up to 12 months base salary, which additional payment would extend the covenants and obligations under Dr. Bristow’s Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. The severance payment is conditioned on the execution by Dr. Bristow of a legal release in a form acceptable to ARCA. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud or other illegal or dishonest conduct, any of which are considered to be materially harmful to ARCA; refusal, unwillingness, failure or inability to perform material job duties or habitual absenteeism; or violation of fiduciary duty, violation of any duty of loyalty or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with ARCA. “Good reason” includes a relocation of normal work location greater than 30 miles; a decrease in current base salary by more than 15%, with certain exceptions; and ARCA’s unilateral decision to significantly and detrimentally reduce Dr. Bristow’s job responsibilities.

Employment Agreement with Christopher D. Ozeroff

Mr. Christopher D. Ozeroff is employed as ARCA’s executive vice president of business development and general counsel pursuant to an employment agreement amended and restated as of June 12, 2008, which agreement was assumed by ARCA in connection with the closing of the merger. Under his employment agreement, Mr. Ozeroff is entitled to receive an annual base salary of $220,000, subject to further annual increases if approved by ARCA’s board of directors (or ARCA’s compensation committee) and is eligible to receive an annual bonus as determined by ARCA’s board of directors (or ARCA’s compensation committee) in its sole discretion.

If ARCA terminates Mr. Ozeroff’s employment without “cause,” or if Mr. Ozeroff terminates his employment with “good reason” (as these terms are defined in his employment agreement), ARCA has agreed to pay Mr. Ozeroff a severance payment equivalent to (i) 12 months of his base salary, (ii) a pro rata portion of any bonus compensation under any employee bonus plan that has been approved by the board of directors payable to him for the fiscal year in which his employment terminated to be paid at the same time that such incentive bonus would have been paid had the termination not occurred, and (iii) reimbursement to cover out-of-pocket costs to continue group health insurance benefits under COBRA for 12 months, whether he elects or is eligible to receive COBRA (provided, that even if he does not elect or is not eligible to receive COBRA, he will receive the equivalent of such out-of-pocket expenses paid by him not to exceed the costs that the benefits would equal under COBRA if he were so eligible). In addition ARCA may elect in its sole discretion, to pay additional severance equal to up to 12 months base salary, which additional payment would extend the covenants and obligations under Mr. Ozeroff’s Employee Intellectual Property, Confidentiality and Non-Compete Agreement for such additional period. The severance payment is conditioned on the execution by Mr. Ozeroff of a legal release in a form acceptable to ARCA. A termination for “cause” includes willful misconduct, gross negligence, theft, fraud or other illegal or dishonest conduct, any of which are considered to be materially harmful to ARCA; refusal, unwillingness, failure or inability to perform material job duties or habitual absenteeism; or violation of fiduciary duty, violation of any duty of loyalty or material breach of any material term of the employment agreement or the Employee Intellectual Property, Confidentiality and Non-Compete Agreement, or any other agreement, with ARCA. “Good reason” includes a relocation of normal work location greater than 30 miles; a decrease in current base salary by more than 15%, with certain exceptions; and ARCA’s unilateral decision to significantly and detrimentally reduce Mr. Ozeroff’s job responsibilities.

2004 Stock Incentive Plan

General

Each option and warrant to purchase ABI capital stock outstanding at the effective time of the merger was assumed by ARCA at the effective time of the merger. ABI had initially adopted the 2004 Stock Incentive Plan (as amended, the “Plan”) to enhance the ability of ABI and its affiliates to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such persons to serve ABI and to expend maximum effort to improve its business results and earnings, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of ABI.

At the effective time of the merger, each outstanding option awarded under the Plan became an option to acquire that number of shares of ARCA common stock equal to the product obtained by multiplying the number of shares of ABI capital stock subject to such option by 0.16698070, rounded down to the nearest whole share of ARCA common stock. Following the merger, each such option has a purchase price per share of ARCA common stock equal to the quotient obtained by dividing the per share purchase price of ABI capital stock subject to such option by 0.16698070, rounded up to the nearest whole cent.

The Plan authorizes the granting of awards of stock options and restricted stock to ABI’s employees, officers, consultants and directors and to employees, officers, consultants and directors of its subsidiaries. As of the closing of the merger, no additional option awards or grants of restricted stock will be made under the Plan and all shares of restricted stock issued under the Plan that were previously unvested were vested as a result of the merger, excluding the unvested shares of restricted stock held by LabCorp, which vest upon the attainment of certain regulatory approval and drug product sales milestones.

Limitations on Transfer; Beneficiaries

Except for certain authorized transfers to family members: (i) during the lifetime of a participant, only the participant (or, in the event of legal incapacity or incompetency, the participant’s guardian or legal representative) may exercise an option and (ii) no option shall be assignable or transferable by the participant to whom it is granted, other than by will or the laws of descent and distribution.

Assumption of Awards Upon Certain Reorganizations

If ARCA is the surviving entity in any reorganization, merger or consolidation with one or more entities and in which no change of control occurs, any outstanding awards under the Plan will pertain to and apply solely to the common stock to which the participant would have been entitled immediately following such reorganization, merger or consolidation with a corresponding adjustment in the price of any options.

Acceleration Upon Certain Events

In the event of a “change of control” (as defined in the Plan) of ARCA in which ARCA is not the surviving entity, all outstanding options and restricted stock may be assumed or continued, or substituted for new common stock options and new common stock restricted stock relating to the stock of a successor entity, or its parent or subsidiary, if provision is made in writing in connection with the change of control. In this event, appropriate adjustments as to the number of shares and option prices would be made and outstanding options and restricted stock would continue in the manner and under the terms so provided. If the options and restricted stock awards are not to be assumed, continued or substituted, then (i) all outstanding shares of restricted stock will be deemed to have vested, and with the exception of any rights of first refusal, repurchase rights or other restrictions as formerly discussed, all restrictions and conditions applicable to shares of restricted stock will be deemed to have lapsed immediately prior to such change of control, and (ii) either of the following two actions shall have been taken: (x) 15 days prior to the scheduled consummation of a change of control, all options outstanding shall become immediately exercisable and shall remain exercisable for a period of 15 days or (y) the compensation committee of the board of directors may elect to cancel any outstanding grants and pay or deliver, or cause to be paid or delivered, to each participant an amount in cash or securities having an equivalent value (as determined by the compensation committee in good faith).

Amendment

An amendment to the Plan is contingent on approval of ARCA’s shareholders only to the extent required by applicable law, regulations or rules. No grants can be made after termination of the Plan. No amendment, suspension or termination of the Plan will, without the consent of the participant, alter or impair rights or obligations under any grant theretofore awarded under the Plan.

The Plan, including all amendments, and the forms of agreements evidencing awards of stock options made thereunder are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and are incorporated herein by reference.

Option and Restricted Stock Grants under the Plan

The following executive officers and directors of ARCA were granted stock options to purchase shares of ABI common stock prior to the merger. The number of shares of ARCA common stock issuable pursuant to these option grants and the exercise price, as adjusted for the merger, is set forth opposite such executive officer’s and director’s name in the following table. The options will remain subject to the terms and conditions of the Plan and the stock option agreements between ABI and each director and executive officer.

Name	Grant Date	ARCA Option Shares	Exercise Price	Exercise Date	Vesting
Richard B. Brewer	11/2/2006	165,644	$0.90	N/A	Fully exercisable at date of grant, subject to ARCA’s right to repurchase(1)

	1/22/2009	25,047	$5.57		Equal monthly installments over a four year period from the date of grant

Michael R. Bristow, M.D. Ph.D.	1/03/2005	118,319	$0.06	02/14/08(2) 09/09/08(3)	25% on October 18, 2005; 6.25% at the end of each three month period thereafter

	1/22/2009	25,047	$5.57		Equal monthly installments over a four year period from the date of grant

John L. Zabriskie, Ph.D.	8/03/2005	3,887	$0.60	N/A	971 shares on May 4, 2006; 242 shares at the end of each

					quarter thereafter

	8/03/2006	5,694	$0.90	N/A	1,423 shares on August 3, 2007; 355 shares at the end of each quarter thereafter

	2/02/2007	4,174	$1.68	N/A	1,043 shares on February 2, 2008; 260 shares at the end of each quarter thereafter

	5/02/2008	4,174	$1.86		1,043 shares at the end of each quarter following grant date

	1/22/2009	1,786	$5.57		Fully exercisable at date of grant

J. William Freytag, Ph.D.	2/2/2007	13,692	$1.68		3,423 shares on February 2, 2008; 855 shares at the end of each quarter thereafter.

	5/2/2008	4,174	$1.86		1,043 shares at the end of each quarter following grant date

	1/22/2009	1,786	$5.57		Fully exercisable at date of grant

Christopher D. Ozeroff	1/03/2005	65,623	$0.06	9/23/08(4)	25% on October 18, 2005; 6.25% at the end of each three month period thereafter

Randall St. Laurent	2/12/2008	30,056.00	$1.86		25% on January 2, 2009; 6.25%

at the end of each three month period thereafter
1/22/2009	10,018.00	$5.57	Equal monthly installments over a four year period from the date of grant

(1)	The options were exercisable immediately and if exercised are subject to ARCA’s right of repurchase, which lapses at the rate of 25% upon grant and 6.25% at the end of each three-month period following the first anniversary of the November 2, 2006 grant date. Of these options, as of December 31, 2008, 124,233 were subject to a right of repurchase in favor of ARCA.
(2)	96,134 shares exercised.
(3)	14,790 shares exercised.
(4)	61,522 shares exercised.

In addition, Mr. Brewer received 500,000 shares of ABI restricted common stock under the Plan, pursuant to the terms of his restricted stock agreement with ABI, which was amended in October 2008 to provide that all 500,000 shares of ABI restricted stock subject to the agreement would vest in full upon the closing of the merger. As a result of the merger, these shares represent the right to acquire 83,490 shares of ARCA common stock.

Transactions with ARCA’s Chief Science and Medical Officer and Chairman

University of Colorado Research Grant

ABI entered into an unrestricted research grant with a research laboratory of the University of Colorado led by Dr. Michael R. Bristow, ARCA’s chief science and medical officer and chairman of the board of directors, for the advancement of research in chronic heart failure. Under this agreement, ABI paid the research laboratory $22,500 per quarter and $7,500 per month to offset salary expenses at the laboratory. This arrangement was in place through June 2007.

Effective July 1, 2007, ABI terminated its prior grant funding arrangement and entered into another unrestricted research grant with Dr. Bristow’s research laboratory for $23,917 per month. Total expenses under these arrangements for the nine months ended September 30, 2008 and 2007 were $226,920, and $112,834, respectively. Total expenses during fiscal years 2007, 2006 and 2005 were $222,502, $154,992 and $123,311, respectively, and $742,638 from inception through September 30, 2008.

University of Colorado Materials Transfer Agreement

ABI also entered into a materials transfer agreement with the University of Colorado, under which ABI has agreed to pay $35,000 per year to maintain the Heart Tissue Bank associated with Dr. Bristow’s research laboratory at the University of Colorado. Total expenses for the nine months ended September 30, 2008 and 2007 were $26,250 and $17,500, respectively. Total expenses during fiscal years 2007, 2006 and 2005 were $35,000, $35,000 and $35,000, respectively, and $140,000 from inception through September 30, 2008.

Gilead Sciences, Inc. (formerly Myogen Inc.)

On October 7, 2005, ABI entered into a strategic alliance agreement with Myogen, Inc., now known as Gilead Sciences, Inc., in exchange for certain sublicenses and licenses for technology licensed by Myogen. At that time, Dr. Bristow served as a director of Myogen and as its chief science and medical officer and as ABI’s chief executive officer and chairman of ABI’s board of directors. Dr. Freytag was also president, chief executive officer and chairman of the board of directors of Myogen at that time, and until the acquisition of Myogen by Gilead Sciences in November 2006, but was not then a director of ABI. On February 21, 2006, Dr. Bristow resigned as Myogen’s chief science and medical officer. In connection with the strategic alliance agreement, ABI issued 614,834 shares of its common stock to Myogen, which as a result of the merger, represent the right to acquire 102,665 shares of ARCA common stock. The estimated fair value of the shares granted was $0.12 per share. ABI recorded the estimated fair value of the shares as research and development expense because the rights granted under the agreement have no alternate use other than ABI’s research and development efforts.

Exclusive License Agreement with the Regents of the University of Colorado

As described above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Material ABI Agreements – Exclusive License Agreement with the Regents of the University of Colorado” which description is incorporated herein by reference, ABI entered into an exclusive license agreement with ULEHI, whereby ULEHI licensed to ABI patent applications covering use of Gencaro therapy and various options to license future inventions and targets, among other intellectual property, and ABI agreed to issue stock to ULEHI (as described below) and to make certain payments beginning in 2006. A portion of the license revenue received by ULEHI is allocated to the research laboratory of Dr. Bristow. ABI expensed $18,750 and $25,000 for the nine months ended September 30, 2008 and 2007, respectively. During 2007, 2006 and 2005, ABI paid $25,000, $25,000 and $0, respectively and has paid $68,750 from ABI’s inception through September 30, 2008. In addition, ABI will owe royalties based upon its commercial sales (other than Gencaro) and other milestones, if any. In August 2007 ABI executed an amendment to the license agreement to acquire additional patent rights and paid $15,000 for those rights.

As part of its licensing arrangement, ABI has issued to ULEHI at total of 302,785 shares of ABI common stock, which as a result of the merger, represent the right to acquire 50,555 shares of ARCA common stock. Pursuant to an anti-dilution provision in the license agreement, ABI issued 69,882 shares of its common stock, 142,903 shares of its common stock, and 0 shares of its common stock in 2007, 2006, 2005, respectively, and 212,785 shares of its common stock from inception through December 31, 2007. The estimated fair value of shares granted in 2007 was $0.29 per share. The anti-dilution provision was fully satisfied in May 2007.

Convertible Promissory Notes and Warrants

As described above in Item 1.01 of this Current Report on Form 8-K under the section entitled “Material ABI Agreements – Note and Warrant Purchase Agreement” which description is incorporated herein by reference, ABI entered into a Note and Warrant Purchase Agreement dated September 24, 2008, as amended on October 10, 2008, with certain holders of ABI preferred stock. Atlas Venture Fund VII, L.P., of which Dr. Jean-François Formela is a partner in the life sciences group, purchased $3,674,630 in principal amount of notes and corresponding warrants, Skyline Venture Partners Qualified Purchaser Fund IV, L.P., of which David G. Lowe is a partner, purchased $1,825,696 in principal amount of notes and corresponding warrants, and InterWest Partners IX, L.P., of which Dr. Linda Grais is a partner, purchased $1,461,872 in principal amount of notes and corresponding warrants. Each of these investors acquired convertible notes and warrants on the same terms and conditions as the other investors under the Note and Warrant Purchase Agreement.

Investor Rights Agreement and Related Financing Documents

In connection with its preferred stock financings, ABI entered into an Amended and Restated Investor Rights Agreement dated May 31, 2007 with its investors, including Atlas Venture Fund VII, L.P., and Skyline Venture Partners Qualified Purchaser Fund IV, L.P. and InterWest Partners, IX, L.P., pursuant to which such investors received registration rights with respect to their shares of preferred stock, an Amended and Restated Right of First Refusal and Co-Sale Agreement and Amended and

Restated Voting Agreement. As a condition to completion of the merger, each of these agreements and the rights thereunder was terminated.

Indemnification of Directors and Officers

ARCA has entered into indemnification agreements with each of its directors and certain of its executive officers. These agreements provide for the indemnification of the directors and executive officers of ARCA for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were directors or officers of ARCA. ARCA believes that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The consolidated financial statements of ABI, including the report of the independent registered public accounting firm, KPMG LLP, required by this item have not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before February 2, 2009.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item has not been filed on this initial Current Report on Form 8-K but will be filed by amendment on or before February 2, 2009.

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 24, 2008, among Nuvelo, Inc., Dawn Acquisition Sub, Inc. and ARCA biopharma, Inc.(1)

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated October 28, 2008, by and among Nuvelo, Inc., Dawn Acquisition Sub, Inc. and ARCA biopharma, Inc.(2)

3.1	Amendment to amended and restated bylaws of the registrant.

3.2	Amendment to amended and restated certificate of incorporation of the registrant.

3.3	Certificate of Ownership and Merger merging ARCA Merger, Inc. with and into Nuvelo, Inc.

4.1	Form of Common Stock Certificate.

10.1†	ARCA 2004 Stock Incentive Plan.

10.2†	Amendment No. 1 to ARCA 2004 Stock Incentive Plan.

10.3†	Amendment No. 2 to ARCA 2004 Stock Incentive Plan.

10.4†	Amendment No. 3 to ARCA 2004 Stock Incentive Plan.

10.5†	Amendment No. 4 to ARCA 2004 Stock Incentive Plan.

10.6†	Amendment No. 5 to ARCA 2004 Stock Incentive Plan.

10.7†	Amendment No. 6 to ARCA 2004 Stock Incentive Plan.

10.8†	Form of Executive Incentive Stock Option Agreement.

10.9†	Form of Non-executive Incentive Stock Option Agreement.

10.10†	Form of Nonqualified Stock Option Agreement.

99.1	Press release of ARCA biopharma, Inc. dated January 27, 2009.

99.2	Press release of ARCA biopharma, Inc. dated January 28, 2009.

†	Compensatory plan or agreement.
(1)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from ARCA’s Form 8-K, filed September 25, 2008, File No. 000-22873.
(2)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from Nuvelo, Inc.’s Form 8-K, filed October 29, 2008, File No. 000-22873.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc.
(Registrant)

By:	/s/ Christopher D. Ozeroff
Name:	Christopher D. Ozeroff
Title:	Executive Vice President of Business Development, General Counsel and Secretary

Dated: January 28, 2009

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 24, 2008, among Nuvelo, Inc., Dawn Acquisition Sub, Inc. and ARCA biopharma, Inc.(1)

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated October 28, 2008, by and among Nuvelo, Inc., Dawn Acquisition Sub, Inc. and ARCA biopharma, Inc.(2)

3.1	Amendment to amended and restated bylaws of the registrant.

3.2	Amendment to amended and restated certificate of incorporation of the registrant.

3.3	Certificate of Ownership and Merger merging ARCA Merger, Inc. with and into Nuvelo, Inc.

4.1	Form of Common Stock Certificate.

10.1†	ARCA 2004 Stock Incentive Plan.

10.2†	Amendment No. 1 to ARCA 2004 Stock Incentive Plan.

10.3†	Amendment No. 2 to ARCA 2004 Stock Incentive Plan.

10.4†	Amendment No. 3 to ARCA 2004 Stock Incentive Plan.

10.5†	Amendment No. 4 to ARCA 2004 Stock Incentive Plan.

10.6†	Amendment No. 5 to ARCA 2004 Stock Incentive Plan.

10.7†	Amendment No. 6 to ARCA 2004 Stock Incentive Plan.

10.8†	Form of Executive Incentive Stock Option Agreement.

10.9†	Form of Non-executive Incentive Stock Option Agreement.

10.10†	Form of Nonqualified Stock Option Agreement.

99.1	Press release of ARCA biopharma, Inc. dated January 27, 2009.

99.2	Press release of ARCA biopharma, Inc. dated January 28, 2009.

†	Compensatory plan or agreement.
(1)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from ARCA’s Form 8-K, filed September 25, 2008, File No. 000-22873.
(2)	Previously filed with the SEC as an Exhibit to and incorporated herein by reference from Nuvelo, Inc.’s Form 8-K, filed October 29, 2008, File No. 000-22873.